DAVIS & COMPANY

Barristers and Solicitors Patent and Trademark Agents

Established 1892











Brian F. Hiebert



Direct Line  (604) 643-2917        Vancouver Office



E-mail brian_hiebert@davis.ca      Telephone (604) 687-9444



File no. 63595-98173               Website www.davis.ca







May 2,1997



VIA COURIER







David Parsons



Vice-President



Southern Ventures, Inc.



2727 Phillips Road



Sooke, BC VOS 1N0







Dear Sir:







Re:   Northwood Pulp and Timber Limited - Woodwaste and Option

Agreement







Enclosed for your records is an original of the Woodwaste

Agreement and an original of the Option Agreement, each of which have been fully executed.







Please note that a new Schedule 1 has been inserted to the

Woodwaste Agreement and as Schedule A to the Option Agreement

showing the new 30 acre or 12 hectare parcel which is identified as Parcel A. You will note that I have inserted a new page 4 in the Woodwaste Agreement dealing with the definition of  "Plant

Site" and new pages 5 and 10 in the option agreement dealing with the definition of "Portion"  to reflect this new parcel and correcting the changed language. It does not in any way

substantively change the agreement but simply makes reference to

Parcel A rather than a cross-hatched area.







If you have any questions please give me a call.



Yours truly,



Davis & Company



Per:



Brian Hiebert



BFH/slb







Encl.



	cc:	Gordon H. Tucker (with encl.)



		Lowell Johnson (with encl)











2800 PARK PLACE - 666 BURRARD STREET, VANCOUVER, BC CANADA V6C

2Z7



VANCOUVER TORONTO MONTREAL OTTAWA WHITEHORSE YELLOWKNIFE TOKYO



















WOOD WASTE AGREEMENT











This Agreement dated April 14, 1997 is among:



RIVERSIDE CARBON PRODUCTS, INC., a British Columbia company

having an office at 2727 Phillips Road, Sooke, British Columbia,

VOS 1N0







("Riverside")







and







NORTHWOOD PULP AND TIMBER LIMITED, a federal corporation,

extra-provincially registered in British Columbia and having an office at 5162 Northwood Pulpmill Road P.O. Box 9000, Fraser

Flats, Prince



George, British Columbia, V2L 4W2







("Northwood")







and







SOUTHERN VENTURES, INC.,  an  Alberta corporation having an

office at 15000 Highway 11 North, Cottondale, Alabama, U.S.A.,

35435







("SVI")















BACKGROUND







A.	Riverside intends to construct, own, and operate a charcoal

production plant in Houston, British Columbia (the "Charcoal

Plant").







B.	Northwood owns and operates a sawmill, chip plant, and

related facilities in Houston, British Columbia (collectively,

the Mill Complex").







- -2-











C.	Northwood wishes to dispose of the Wood Waste produced at the

Mill Complex in the Charcoal Plant.







D.	Northwood wishes to provide to Riverside and Riverside wishes to take from Northwood the Wood Waste free of charge, in the quantities, for the Term, and subject to the terms and

conditions set out in this Agreement.







E.	Riverside wishes to purchase and Northwood wishes to sell to

Riverside a site for the Construction and operation of the

Charcoal Plant.







F.	SVI wishes to unconditionally guarantee the obligations of

Riverside under this Agreement.











AGREEMENTS







The Parties agree:











PART 1







DEFINITIONS











1.1	Defined Terms. In this Agreement:







(a)	"Affiliate" has the meaning set out in the Canada Business

Corporation Act;







(b)	"Agreement means this Agreement including any extensions or

amendments to this Agreement and Schedules 1 and 2 attached to this Agreement;







(c)	"Bark" means the corky tissue in the cylindrical axis of a

tree outside of the cambium, which is composed of inner living bark and outer dead brown bark;







(d)	"BDMT" means bone dry metric tonnes which is 1000 kilograms

of moisture free, oven  dried Wood Waste;







(e)	"Brown Wood" means Bark and Wood Chunks;







(f)	"Business Day" means any day other than Saturday, Sunday, or a statutory holiday in British Columbia;







(g)	"Charcoal Plant" has the meaning set out in Recital A;















- -3-











(h)	"Closing" has the meaning set Out in Section 16.2;







(i)	"Closing Date" has the meaning set out in Section 16.2;







(j)	"Event of Insolvency" means any one or more of the following:







(i)	if a Party files a petition in bankruptcy or for

reorganization or for an arrangement under any applicable

bankruptcy law or under any similar laws, now or hereafter in effect, or is adjudged by a court of competent jurisdiction

bankrupt or becomes insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due or is dissolved or suspends payment generally of its obligations,







(ii)	if a petition is filed proposing the adjudication of a

Party as a bankrupt or its re-organization under any applicable bankruptcy law or any similar law, now or hereafter in effect and:







A.	the Party consents to the filing thereof,







B.	the petition is not discharged or denied within 60 days after the filing thereof, or







C.	the petition is not diligently defended against, or







(iii) if a receiver, receiver manager, nominee, or liquidator

(or other similar official) is appointed to take charge of a part or of all or substantially all of the business or assets of a Party and:







A.	that Party consents to such appointment, or







B.	the appointment is not discharged or withdrawn or action is

not taken by that Party to secure the discharge of that official within 60 days after the appointment;







(k)	"Force Majeure" means any cause beyond the control of a

Party which prevents the performance by a Party of any of its duties, liabilities, and obligations under this Agreement not caused by its default or act of commission (except lockouts) or omission and not avoidable by the exercise of reasonable effort or foresight by that Party, excluding lack of or insufficient financial resources to discharge and pay monetary obligations,

but including, without limitation, strikes, lockouts, or other labour or industrial disturbances, civil disturbances, acts,

orders, legislation, regulations, directives of or failure to act by any governmental agency, act of a public enemy, war,

riot, sabotage, blockage, embargo, shortage of material and

supplies,











- -4-











hurricane, flood, washout, explosion, act of God, fire, and

delays caused by a third



          party;







(l)	"Governmental Agency" means any federal, provincial,

municipal, local, or other governmental department, commission,

board, bureau, agency, or instrumentality, or any court, in each case whether of, British Columbia, Canada, or any other

jurisdiction having jurisdiction over the Parties of this

Agreement;



(m)"Indemnitor" has the meaning set out in Section 14.2;



     (n)	"Interest" has the meaning set out in Section 16.2;



	     (o)	"Mill Complex" has the meaning set out in Recital B;



	    (p)	"Northwood" has the meaning set out on page 1;







(q)	"Offer" has the meaning set out in Section 16.1;







(r)	"Other Party" has the meaning set out in Section 14.2;







(s)	"Option Agreement"' means the Option Agreement attached to

this Agreement as Schedule 2 and referred to in Section 9.1;







(t)	"Parties" means Riverside, Northwood, and SVI and "Party"

means any one of them;







(u)	"Permits" means all permits, licenses, and approval from all

Governmental Agencies necessary to construct and operate the

Charcoal Plant in accordance with all applicable federal,

provincial, municipal, and local laws, regulations, orders, and by-laws;







(v)	"Planer Shavings" means the wood fibres which are

mechanically planed from the outer surfaces of rough lumber in order to bring the lumber to its finished dimensions;







(w)	"Plant Site" means a thirty acre or 12 hectare portion of

the legal parcel legally described below owned by Northwood

which portion is shown as Parcel A outlined in bold on Schedule

1 attached to this Agreement and which is to be subdivided by

Riverside, at Riverside's sole cost and expense, from such legal parcel







District Lot 334, Range 5, Coast Land Title District, Except

Plans 1160,3922, 4871 and 12307;







- -5-











(x)	"Proposed Purchaser" has the meaning set out in Section 16.1;







(y)	"Sawdust" means the short wood fibres displaced by the

cutting surface of saws in the processing of logs, cants, lumber and other wood products;







(z)	"Start Up Date" means the date on which the Charcoal Plant

is fully operational and able to accept the daily equivalent of the volumes of Wood Waste set out in Section 3.1 on a continuous basis which date will not be later than December 31, 1997;







(aa)  SVI has the meaning set out on page 1;







(bb)  "Riverside" has the meaning set out on page 1;







(cc)  "Term" means the term of this Agreement set out in Section

2.1;







(dd)  "Wood Chips" means wood chips which are used in the

manufacturing of pulp;







(ee)  "Wood Chip Fines and Overs" means Wood Chips which are either smaller or larger than Northwood's size limitations for

Wood Chips, from time to time;







(ff)  "Wood Chunks" means pieces of solid wood which are removed from the log during various stages of the sawmilling and

chipping process;







(gg)  "White Wood" means Planer Shavings, Sawdust, and Wood

Chips Fines and Overs; and







(hh)  "Wood Waste" means Brown Wood and White Wood.















PART 2







TERM











2.1	  Term. The term of this Agreement will be for a period of

20 years commencing on the Start Up Date and ending on the 20th anniversary of the Start Up Date.







2.2	  Commencement. Riverside will commence to accept the daily

equivalent of the volumes of Wood Waste set out in Section 3.1 on the Start Up Date. Northwood may extend the date for the

Start Up Date if requested in writing by Riverside. In deciding whether to extend the date for the Start Up Date Northwood will act reasonably and take into account any extensions granted to

Northwood by the Ministry of Environment, Lands and Parks for

the elimination of Northwood's beehive burner at Houston, B.C.











- -6-











2.3	  Extensions. The Term will automatically be extended in 5

year increments unless either Northwood or Riverside provides written notice to the other of its intent to terminate this

Agreement. Such notice will be provided not less than 6 months prior to the expiration of this Agreement or any extensions

authorized under this Agreement.







2.4	  White Wood. Notwithstanding anything else contained in

this Agreement, Northwood may at Northwood's sole option, retain:







(a)  a volume of White Wood for use in the Mill Complex's steam plant, an estimate only of the volume of which is set out in

Section 3.1, which estimate may vary by as much as plus or minus

20%;







(b)   a volume of Planer Shavings which have been previously

committed by Northwood to Northern Engineered Wood Products

Inc.; and







(c)	the White Wood after the 5th anniversary of the Start Up

Date provided Northwood will have provided Riverside with

written notice 6 months prior of Northwood's intent to not

supply the White Wood to Riverside. If Northwood does not

provide such written notice Northwood's agreement to supply

White Wood under this Agreement will be deemed to be renewed for

3 successive 5 year. periods unless Northwood provides Riverside with such written notice 6 months prior to the expiry of any 5 year renewal.











PART 3







QUANTITY







3.1	  Volume Estimates. Subject to tile terms of this Agreement,

Northwood will provide and Riverside will accept all that amount of Wood Waste which is in excess of internal needs of the Mill

Complex, which is estimated on an annual basis (based on 252 working days) by Northwood to be:







Estimated* Wood Waste Volume in BDMT







A.                             White Wood    Brown Wood    Total







Mill Complex                       77,914        59,065  136,979







Chip Plant                          9,656        14,107   23,763



(@200,000 Cubic Meters/yr)**







Sub-Total                          87,570        73,172  160,742







Less Steam Plant                 (40,000)           -   (40,000)







Total                              47,570        73,172  120,742















Estimated* Wood Waste Volume in BDMT







B.                             White Wood    Brown Wood    Total







Mill Complex                       77,914        59,065  136,979







Chip Plant                         14,576        21,298   35,874



(@300,000 Cubic Meters/yr)**







Sub-Total                          92,480        80,363  172,853







Less Steam Plant                 (40,000)           -   (40,000)







Total                              52,480        80,363  132,853











- -7-







	*	Volume estimates include Planer Shavings previously committed under Section 2~4~).



	**	Volume from Chip Plant is dependent on rate of production of

Chip Plant which can vary.























3.2	Volume Variations. The volume of Wood Waste to be provided

by Northwood to Riverside under Section 3.1 may vary depending on, without limitation:







(a)  the retention of White Wood under Section 2.4;







(b)  the fluctuation in the annual volume of Wood Waste produced by the Mill Complex, or consumed by the Mill Complexes steam plant, due to variations in Mill Complex production as a result of operational considerations and business decisions;







(c)  the fluctuation in the annual volume of Wood Waste produced at the Mill Complex as a result of technological changes;







(d)  the fluctuations in the annual volume of Wood Waste

produced at the Mill Complex due to changes in Northwood's

Allowable Annual Cut;







(e)  closures or shutdowns of Northwood's various manufacturing facilities including without limitation, the Mill Complex, due to labour issues, economic factors, or any other matters; and







(f)  Force Majeure.







3.3	No Warranty of Quantity. Northwood does not warrant the

quantity of Wood Waste it will provide to Riverside under this

Agreement.







3.4	Changes. Northwood will promptly notify Riverside of any

anticipated changes in its operations which would substantially affect the quantity of Wood Waste produced at the Mill Complex.













- -8-











PART 4







QUALITY











4.1	Specifications. The Wood Waste provided under this Agreement will be a product of sawmilling or chipping operations at the

Mill Complex and will be free of rocks, dirt, metal, and other noncombustible material, all consistent with good milling

practice. Northwood will not be required to separate the various

Wood Waste components. It will be the sole obligation of

Riverside to inspect loads of Wood Waste prior to pickup to

determine that such Wood Waste conforms with the quality

specifications set out in this Section.  Riverside may not

reject loads of Wood Waste after pick up.















PART 5







USE











5.1	Disposal. Riverside will use Wood Waste accepted under this

Agreement to produce charcoal at the Charcoal Plant and will not use the Wood Waste for any other purpose except with the written consent of Northwood, such consent not to be unreasonably

withheld..











PART 6







LOADING AND TRANSPORT











6.1	Loading and Hogging. Northwood will supply, own, and operate at the Mill Complex such loading facilities as are necessary to provide the Wood Waste volumes set out in Section 3.1. Riverside will be responsible to hog any of the Wood Waste which is

required to be hogged.







6.2	Transportation Cost. Riverside will arrange and pay for the

pick up and transportation of Wood Waste provided under this

Agreement from the Mill Complex to the Charcoal Plant on a

continuous basis to ensure a constant flow of Wood Waste from

Northwood to Riverside and so that Wood Waste does not

accumulate at the Mill Complex in volumes exceeding the capacity of the loading facilities set out in Section 6.1.















- -9-











6.3	Unloading. Hours of unloading at the Charcoal Plant will be

established by Riverside which will allow for continuous Wood

Waste shipments from the Mill Complex during normal operations and Riverside will pick up the Wood Waste committed by Northwood to Riverside under this Agreement from Northwood on a continuous basis during the Mill Complex's operating hours which may

include operating on a 24 hour basis.











PART 7







TITLE AND PRICE











7.1	Title. Title and risk of loss to Wood Waste will pass from

Northwood to Riverside upon loading into Riverside's

transportation equipment.







7.2	Price. Title to all Wood Waste accepted under this Agreement will transfer from Northwood to Riverside with no payment to

Northwood from Riverside.







7.3	Other Contracts. Riverside will not enter into any agreement with any other party in British Columbia for the acquisition of

Wood Waste that is more favorable to such other party than this

Agreement. If Riverside enters into such an agreement, Riverside will forthwith offer to Northwood to amend this Agreement so that this Agreement is not less favorable than such other

agreement.











PART 8







CURTAILMENT OR DISCONTINUANCE











8.l  Curtailment. If, for any reason, Northwood curtails or

discontinues the operation of the Mill Complex so as to affect its production of Wood Waste Northwood will not be liable in any manner for failing to provide all or part of the Wood Waste

during the period of such curtailment or discontinuance.







8.2	Acceptance of Wood Waste. Riverside will under no

circumstances refuse to pick up the Wood Waste committed to

Riverside by Northwood under this Agreement.











- -10-











PART 9







REAL ESTATE MATTERS







9.1	Real Estate Matters. Subject to this Agreement, upon

Riverside presenting evidence satisfactory to Northwood, acting reasonably, of having secured the necessary financing to

construct and operate the Charcoal Plant the Parties will enter into the Option Agreement whereby Riverside will have the

exclusive option to purchase the Plant Site on terms and

conditions set out in the Option Agreement. The purchase price of the Plant Site will be $250,000. Riverside will pay 10% of the purchase price upon execution and delivery of the Option

Agreement, which will be applied to the purchase price if the option is exercised by Riverside or which will remain the

property of Northwood if the option is not exercised by

Riverside. All costs associated with subdividing the Plant Site from the existing legal parcel will be entirely at the expense of Riverside. Northwood will sell the Plant Site to Riverside on an "as is where is" basis and Riverside will assume all

liabilities associated with the Plant Site and will indemnify and save harmless Northwood in respect of such liabilities.







9.2	Access. Subject to this Agreement, Northwood will grant to

Riverside such access as is reasonably required by Riverside for the purpose of vehicle access to the Mill Complex for the pick up of Wood Waste.











PART 10







FORCE MAJEURE











10.1	Excuse. Except as set out in Section 8.2, complete

performance by either of the Parties of the duties set out in this Agreement will be excused for so long as such complete

performance is prevented by an event of Force Majeure.







10.2	Reasonable Efforts. The Party whose complete performance is

excused under Section 10.1 will give prompt notice to the other

Party, will undertake all reasonable effort to partially perform its obligations under this Agreement during the period in which complete performance is excused, and will use due diligence to remove such Force Majeure cure conditions promptly.







10.3	Term Not Extended. No period of excused or partial

performance will extend the Term unless agreed to in writing by the Parties.







10.4	Notice and Termination. If either Party seeks to have its

performance excused, under Section 10.1, notice will be given by that Party to the other Party setting out the basis for such excuse of performance and the estimated duration. If a Force

Majeure continues for more than one







- -11-











year from its commencement date, either Party may, without

penalty, terminate this Agreement



effective 30 days after written notice of termination is given to the other Party.











PART 11







CONDITIONS











11.1	Conditions Precedent: The obligations of Northwood under

this Agreement are subject to



Riverside:







(a)  not being in default of any of its covenants, terms, or conditions contained in this Agreement;







(b)  obtaining and continuing to hold the Permits in a manner which allows Riverside to fulfill its obligations under this

Agreement; and







(c)  constructing the Charcoal Plant and having the Charcoal

Plant operational on or before the Start Up Date.











PART 12







TERMINATION







12.1	Default or insolvency: If:







(a)  a Party defaults in the observance of any of its covenants,

terms, or conditions contained in this Agreement and if that default continues for 10 days after a Party has given the

defaulting Party written notice specifying such default; or







(b)  if a Party suffers an Event of Insolvency;







a non-defaulting or solvent Party may, in its sole discretion terminate this Agreement forthwith by giving the other Party written notice of termination.  This Agreement shall not be

considered an asset in the bankruptcy of an insolvent Party.















- -12-











PART 13







REMEDIES











13.1	Arbitration. The Parties will work to resolve all disputes

arising out of or in connection with this Agreement through

direct negotiations. Any dispute which cannot be resolved by the

Parties within 60 days of the matter in dispute first being

brought to the attention of one Party by the other Party for resolution will be submitted to arbitration under the rules of

British Columbia International Commercial Arbitration Centre.

The appointing authority for arbitration will be the British

Columbia International Commercial Arbitration Centre. The case will be administered by the British Columbia International

Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules". The place of arbitration will be Vancouver, British Columbia.







13.2	Governing Law. The laws of the Province of British Columbia

will apply to any dispute arising under this Agreement and the

Parties will submit and attorn to the jurisdiction of the

Province of British Columbia







13.3	Solicitors Fees. Solicitors fees and disbursements arising

out of any dispute which may develop in connection with this

Agreement and which is arbitrated or otherwise litigated or

appealed will be recoverable as damages by the ultimately

prevailing Party in amounts considered reasonable by the

arbitrator or the court, as the case may be.











PART 14







WARRANTIES-LIABILITY











14.1	Warranty. Northwood warrants that it has tide and ownership

free and clear of all liens, charges, and encumbrances to any

Wood Waste provided under this agreement







14.2	Indemnification  Each Party ("Indemnitor") will indemnify

and hold the other Party ("Other Party") harmless from and

against any loss, costs, claim, actions, causes of action or damages arising from the Indemnitor's activities or obligations under this Agreement; save and except where such loss, cost,

claim, action, cause of action, or damage arises out of the

negligence of the Other Party.











- -13-











PART 15







CONFIDENTIALITY











15.1  No Disclosure. All information and data of any nature

acquired by any of the Parties as a result of this Agreement or furnished by a Party to the other Party under this Agreement will be for the sole and exclusive use and benefit of the

Parties and will not be disclosed or disseminated during a

period expiring 2 years after the Term of this Agreement and neither of the Parties will issue any public statement relative to the terms and conditions of this Agreement without the prior consent of the other Party.











15.2	Exceptions. Any Party may disclose or disseminate without

consent any or all of the information referred to in Section

15.1:







(a)  to its officers, directors, employees, and agents;







(b)  to Affiliates and independent professional consultants if prior to such disclosure or dissemination they agree in writing to maintain the confidentiality of such data and information;







(c)  to or in response to the requirements of any Governmental

Agency or similar authority having jurisdiction over the

disclosing Party or any stock exchange upon which such Party's securities are listed or in response to a lawful subpoena or other legal process;







(d)  to a bank or other financial institution from whom the

disclosing Party or its Affiliate is seeking financing if prior to such disclosure and dissemination they agree in writing to maintain the confidentiality of such data and information; and







(e)  to a potential purchaser of all or substantially all the assets of a Party or a purchaser of a controlling interest of a

Party;







provided that if a Party intends to disclose or disseminate any of the information and data referred to in Section 15.1 under this Section 15.2 such Party will first give notice thereof to the other Parties.







- -14-







PART 16







RIGHT OF FIRST REFUSAL











16.1	Right of First refusal. If Riverside should make or receive

a bona fide offer to or from an independent third party dealing at arm's length with Riverside (the "Proposed Purchaser") to dispose of all or part of Riverside's interest in the Charcoal

Plant (the "Interest"), which offer Riverside or the Proposed

Purchaser desires to accept, Riverside will first offer (the

"Offer") such Interest in writing to Northwood upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by Riverside, as the case may be.  The

Offer will specify the price and terms and conditions of such sale, the name of the Proposed Purchaser (which term will, in the case of an intended offer by Riverside, mean the person

firm, or corporation to whom Riverside intends to offer its

Interest). If, within a period of 30 days of receipt of the

Offer, Northwood notifies Riverside in writing that it will

accept the same, Riverside will be bound to sell such Interest to Northwood at the price and on the terms and conditions of the

Offer. If Northwood fails to notify Riverside before the

expiration of the time limited therefor that it will purchase the Interest offered, Riverside may sell such Interest to the

Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, provided that the terms of this Section 16.1 will again apply to such Interest if the sale to the Proposed Purchaser is not completed within the said 60 days. Any sale under this Section 16.1 will be

conditional upon the Proposed Purchaser delivering a written undertaking to Northwood, in form and content satisfactory to its counsel, to be bound by the terms and conditions of this

Agreement







16.2	Closing. If Northwood purchases the Interest or any part

thereunder Section 16.1 the closing (the "Closing") of that

transaction shall take place on the 20th Business Day after the date of the acceptance of the Offer by Northwood (The "Closing date") at Northwood's offices in Prince George, British

Columbia, at 10:00 a.m. At the Closing, Riverside will deliver or cause to be delivered to Northwood:







(a)  an executed Bill of Sale together with any other

documentation Northwood may reasonably require in favor of

Northwood transferring the Interest or any part thereof, as the case may be, from Riverside to Northwood, free and clear of all liens, charges, and encumbrances, save and except those, if any,

that Northwood has agreed to accept;







(b)  if required, discharges, in a form reasonably satisfactory to Northwood's solicitors, of all liens, charges, and

encumbrances against the Interest or any part hereof;







(c)  all books, records, documents, computer disks, and other information relating to the interest; and







- -15-











(d)  a release, in a form satisfactory to Northwood's solicitors of all claims which Riverside may have against Northwood under the Agreement or otherwise.







At the Closing Northwood shall table or cause to be tabled a certified cheque or bank draft for the purchase price of the

Interest or any part thereof. When the items referred to above have been delivered the Closing shall be complete.







16.3  Prohibition on disposal. Notwithstanding any other

provision of this Agreement, Riverside will not be entitled to dispose of its Interest or any part thereof if Riverside is at such time in default under this Agreement, unless prior to or concurrently with such disposal ceases to be in default under this Agreement.







16.4	Further Prohibition. Notwithstanding any other provision of

this Agreement, Riverside will not be entitled to dispose of its

Interest or any part thereof without first obtaining:







(a)  the consent of Northwood if such action would permit any other person, firm, or corporation to accelerate or demand the payment of any indebtedness of Northwood; or







(b)  the consent of any other person, firm, or corporation if such is required by any agreement by which Northwood is bound or any permit, license, or approval held by Northwood.







16.5	Representations and Warranties. If Riverside disposes of

its Interest or any part thereof to Northwood under Section

16.1, Riverside will be deemed to represent and warrant to

Northwood effective as of the Closing of such disposal that:







(a)  the Interest or any part thereof is beneficially owned by

Riverside free and clear of all liens, charges, and

encumbrances, save and except those, if any, that Northwood has agreed in writing to accept;







(b)  no person, firm, or corporation has any agreement or option or any right capable of becoming an agreement or option (apart from the Proposed Purchaser and this Agreement) for the purchase from Riverside of the Interest or any part thereof; and







(c)  the disposal of the Interest or any part thereof will not result in a breach of any agreement, indenture, deed, debenture,

mortgage, bond, or other document or instrument to which

Riverside is a party or by which it is bound; and







(d)  Riverside is not a non-resident for the purposes of the

Income Tax Act (Canada) or any successor legislation.







- -16-











The above representations and warranties will survive the

Closing of the said sale and purchase and any termination or any expiration of this Agreement.











PART 17







SVI GUARANTEE







17.1	SVI Guarantee. In consideration of Northwood entering into

this Agreement with Riverside and otherwise dealing with

Riverside and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged) SVI covenants and agrees with Northwood to unconditionally and irrevocably guarantee to Northwood the performance by Riverside of all of

Riverside's covenants and agreements under this Agreement and the Option Agreement and any agreements contemplated by the

Option Agreement from time to time Northwood will be entitled to make demand under this guarantee upon any default by Riverside under this Agreement. Northwood will not be bound to exhaust its remedies against Riverside before calling upon SVI's guarantee.











PART 18







GENERAL







18.1	Assignment. This Agreement may not be assigned by a Party

without the written consent of the other Parties, such consent not to be unreasonably withheld.







18.2	Further Assurances. Each of the Parties will, upon the

reasonable request of the other Party, make, do, execute, or cause to be made, done, or executed all further and other lawful acts, deeds, things, devices, documents, instruments, and

assurances whatever for the better and more perfect and absolute performance of the terms and conditions of this Agreement.







18.3	Entire Agreement. This Agreement will constitute the entire

agreement among the Parties.







18.4	Amendments. This Agreement may be modified or amended only

by written instrument executed by a duly authorized

representative of each Party.







18.5  Severance. If any covenant, obligation, or provision

contained in this Agreement will be invalid or unenforceable,

the remainder of this Agreement will not be affected thereby and each covenant, obligation, and provision of this Agreement will separately be valid and enforceable to the fullest extent

permitted by law.







18.6	Captions. The captions In this Agreement are for

convenience of reference only and will not affect the

construction or interpretation of this Agreement.







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18.7	Waiver. Failure by any Party, at any time, to require

strict performance by another Party of any provision of this

Agreement will in no way affect that Party's right to enforce such provision at any other time nor will any waiver by any

Party of any provision of this Agreement at any time be held to be a waiver of such provision at any other time or of any other provision.







18.8  Counterparts. This Agreement, and any amendments or

modifications to this Agreement or extensions of this Agreement,

may be executed in any number of counterparts, each of which will be considered to be an original, but all of which will

constitute one and the same document.







18.9	Included Words. Wherever the singular or masculine is used

in this Agreement, the same will be deemed to include the plural or the feminine or the body corporate where the context so

requires.







18.10	 Division of Agreement. This Agreement is divided into

Parts and Sections, illustrated as follows:











PART 1



       1.1



         Section



              (a)



                Section;



                     (i)



                     Section; and



                          A.  Section.







18.11	 Expiry of Time Period. In this Agreement, if any period

ends on a day other than a Business Day, that period will be extended to the next following Business Day.







18.12	 Remedies Cumulative. The specific remedies to which any

Party may resort are cumulative and not exclusive of any other remedies to which the Party may be lawfully entitled and any

Party will be entitled to pursue any and all of its remedies concurrently, consecutively, and alternatively.







18.13	 Time of Essence. Time is of the essence of this Agreement.







18.14	 Successors and Assigns. This Agreement will be binding

upon the Parties and the Parties' successors and permitted

assigns.







18.15 Independent Contractor. Each Party is an independent

contractor and will not be an agent, employee, partner, or be considered to have any other relationship in this Agreement.







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18.16 Notices. In this Agreement:







(a)  any notice or communication required or permitted to be given under this Agreement will be in writing and will be

considered to have been given if delivered by hand transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of each Party set out below:







(i) if to Riverside:







               Riverside Carbon Products Inc.



               2727 Phillips Road



               Sooke, British Columbia



V0S 1N0







Attention: President



Fax No: (250) 642-2659







(ii)  if to Northwood:







Northwood Pulp and Timber Limited



P.O. Box 158



Morice River Road



Houston, British Columbia



V0J 1Z0







Attention:  General Mangaer



Fax No:  (250) 845-5294







(iii)  if to SVI:







                 Southern Ventures Inc.



                 15000 Highway 11 North



                 Cottondale, Alabama 35453



  U.S.A.







Attention:   President



	Fax No.:(205)556-3635







or to such other address or facsimile transmission number as any

Party may designate in the manner set out above; and











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(b)  notice or Communication will be considered to have been received;







(i)	if delivered by hand during business hours on a Business

Day, upon receipt by a responsible representative of the

receiver, and if not delivered during business hours, upon the

Commencement of business on the next Business Day;







(ii)	if sent by facsimile transmission during business hours on

a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and







(iii)	if mailed by prepaid registered post in Canada upon the

fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in

postal services every notice or communication will be delivered by hand or sent by facsimile transmission.











The Parties have executed this Agreement on tile date appearing below.







RIVERSIDE CORBON PRODUCTS, INC



By:  David Parsons, President







"David Parsons"



Per Autohorized Signatory



Date: "April 14, 1997"







NORTHWOOD PULP AND TIMBER LIMITED



By: "Des Gelz"           By: "Michael O'Neil"







Per Authorized Signatory



Date: "April 30, 1997"







SOUTHERN VENTURES, INC.



By:  David Parsons, Vice-President



"David Parsons"



Per Authorized Signatory



Date:  "April 14, 1997"